Exhibit 23.3


                        Consent of Independent Auditors



The Board of Directors
Orange Savings Bank


We consent to the incorporation by reference in Registration Statements No. 33-02911 on Form S-4 and 33-54363 on Form S-3 of CFX Corporation of our report dated February 4, 1994 on the consolidated financial statements of Orange Savings Bank and subsidiary for the year ended December 31, 1993 included in the filing on Form 10-K of CFX Corporation for December 31, 1995.



                              /S/ KPMG Peat Marwick LLP



Boston, Massachusetts
April 25, 1996